UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2021

BIGLARI HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-38477	82-3784946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West,	Suite 400
San Antonio,	TX	78257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock	BH.A	New York Stock Exchange
Class B common stock	BH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On May 26, 2021, the independent members of the board of directors of Biglari Holdings Inc. approved an amendment to the Partnership Agreement of The Lion Fund II, L.P. (the “Amendment”). Beginning on January 1, 2021, Biglari Capital Corp., as general partner (the “General Partner”) of The Lion Fund II, L.P. (the “Fund”) will not charge incentive fees on Biglari Holdings affiliated accounts until losses associated with prior withdrawals of capital has been recovered. The Amendment provides that all prior period losses must be fully recovered for each capital account before an incentive reallocation can be earned.

This summary description is qualified in its entirety by the full text of the Second Amended and Restated Partnership Agreement of The Lion Fund II, L.P. attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Partnership Agreement of The Lion Fund II, L.P., as amended on May 26, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2021	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller